UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010 (July 1, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Midroog Rating Action Report

Background

As previously disclosed on a Current Report on Form 8-K dated December 3, 2007, Xfone, Inc. (the “Registrant”) had received a rating letter from Midroog Limited, an Israeli rating company which is a subsidiary of Moody’s Investor Services (“Midroog”), assigning a rating of A3 to a bond offering in Israel in connection with the Registrant’s financing of its acquisition of NTS Communications, Inc (the “Bonds”).

As previously disclosed on a Current Report on Form 8-K dated February 19, 2009, Midroog’s annual monitoring report filed with the Tel-Aviv Stock Exchange (the “TASE”) on February 19, 2009 reaffirmed the A3 rating of the Bonds initially assigned on December 2, 2007, however, Midroog’s rating committee decided on a negative outlook on the rating of the Bonds.

As previously disclosed on a Current Report on Form 8-K dated October 26, 2009, Midroog filed with the TASE a monitoring report on October 26, 2009 downgrading the rating of the Bonds from A3 to Baa1, and announcing that the negative outlook on the rating remains in effect.

As previously disclosed on a Current Report on Form 8-K dated November 30, 2009, Midroog filed with the TASE a monitoring report on November 30, 2009 announcing the inclusion of the rating of the Bonds in Midroog’s watch list with a negative outlook.

Recent Development

On July 1, 2010, Midroog filed with the TASE a rating action report (the “Report”) downgrading the rating of the Bonds from Baa1 to Baa3, announcing that the negative outlook on the rating of the Bonds is replaced with a stable outlook, and removing the rating of the Bonds from Midroog’s watch list.

The Hebrew version of the Report is available on Midroog’s website at: http://www.midroog.co.il/siteFiles/13/463/5957.asp?val=406. The Report is currently being translated to English, and the Registrant intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission containing an English version of the Report when the translation is available.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: July 1, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director